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                                                                    EXHIBIT 23.2

                       [LETTERHEAD OF SMITH & WILLIAMSON]

March 12, 2002

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report dated March 8, 2002, for Bacon & Woodrow included in the Hewitt Associates, Inc. Registration Statement on Form S-1 and to all references to our Firm included in the Registration Statement.

Yours faithfully



/s/ Smith & Williamson

Smith & Williamson